Exhibit 99.1

Contacts: Media: Dan Berkowitz Keynote (650) 403-3305 dberkowitz@keynote.com	Investor Relations: Kirsten Chapman LHAI (415) 433-3777 keynlha@lhai.com

Keynote Completes Sale to Thoma Bravo — Becoming a Privately-Held Company

- Umang Gupta, Chairman & CEO, Announces Retirement

SAN MATEO, CALIF., — AUGUST 22, 2013 — Keynote®, the global leader in Internet and mobile cloud testing & monitoring, announced it has been acquired by an affiliate of leading private equity investment firm Thoma Bravo, LLC in an all-cash transaction valued at approximately $395 million. The transaction was approved by stockholders holding a majority of Keynote’s outstanding shares of common stock at a special meeting of stockholders held on Wednesday, August 21. Under the terms of the agreement, Keynote stockholders will receive $20.00 in cash for each share of Keynote common stock, which represents an approximately 48% premium over the closing price on June 21, 2013, the day immediately preceding the announcement of the transaction. Keynote also announced the retirement of its long-time chairman and CEO Umang Gupta.

“For over 15 years, we at Keynote have focused on creating a company built to last,” said Umang Gupta. “I am gratified to have served as the company’s CEO through its multiple phases: during the early dot-com boom years of spectacular growth, during our journey to survive as a profitable entity after that boom faded, and during our subsequent growth revival phase as the mobile telecom revolution began. Our sale to Thoma Bravo enables the company to strategically invest and grow across all its businesses; in particular the nascent mobile enterprise business. I want to thank the entire family of Keynote employees whose loyalty, hard work and commitment to our collective success brought us to this positive juncture.”

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“We’re thrilled to add Keynote to the Thoma Bravo family of leading infrastructure and software companies,” said Orlando Bravo, managing partner at Thoma Bravo. “Keynote is the established leader in the Internet and mobile testing and monitoring market and is currently at the forefront of a very compelling macro environment. The increasing complexity of websites combined with the proliferation of mobile devices creates new markets for the company’s enterprise business, while the shift to 4G and LTE networks continues to benefit its mobile telecom business. Thoma Bravo is excited to partner with Keynote to accelerate the growth of the company going forward.”

Mohan Gyani, retiring Keynote board member and retired president and CEO of AT&T Wireless Mobility Services, stated, “On behalf of Keynote’s board of directors, we wish to thank Umang for his many years of service to the company. His strong leadership, strategic foresight and relentless dedication helped propel Keynote to market leadership from the very beginning. His deft navigation of the company during the dot-com boom and bust years, and then through the 2008 downturn, to this sale, is nearly without precedent in our industry. The board is very pleased for all concerned with the outcome of Keynote’s sale to Thoma Bravo. Finally, on behalf of the entire board I would also like to thank all of Keynote’s employees. We believe Keynote’s future is brighter than ever.”

With the consummation of the transaction, Thoma Bravo has acquired 100% of Keynote’s outstanding shares of common stock and Keynote is now a privately-held company. The majority of Keynote’s senior management continues with the company and the company’s headquarters will remain in San Mateo.

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Keynote has a long and successful history of evolving with the growth of the Internet and of mobility. The company was founded in 1995 on the premise of monitoring the speed and reliability of websites from the perspective of end users from all over the world. Since going public in September of 1999 at the height of the dot com boom, and then bust, it has never looked back. Through organic growth and over a dozen strategic acquisitions, it branched out into website load testing, streaming quality and user experience. It was one of the first companies to recognize that the quality of the mobile data network and of mobile websites and apps was growing quickly in importance, even before the advent of smartphones, with its acquisition of OnDevice in 2001, SIGOS in 2006 and DeviceAnywhere in 2011, the same year in which Keynote reported over $100 million in annual revenue. Keynote currently maintains the largest cloud-based mobile and Web performance test, measurement and monitoring infrastructure in the world, used by over 4,000 enterprise customers worldwide.

About Keynote

Keynote® is the global leader in Internet and mobile cloud testing & monitoring. The company maintains the world’s largest on-demand performance monitoring and testing infrastructure for Web and mobile sites comprising over 7,000 measurement computers and mobile devices in over 275 locations around the world that enable companies to continuously improve the online and mobile experience. Keynote currently collects over 700 million mobile and Web performance measurements daily and in 2012 was recognized by Forbes as “One of the Best 100 Companies in America” with under one billion in revenue. Known as ‘The Mobile and Internet Performance Authority™,’ Keynote offers three market-leading product platforms:

Keynote Perspective® provides on-demand performance monitoring for enterprise Web and mobile sites including online portals, e-commerce sites and B2B sites. Over 2,000 customers rely on Keynote Perspective services to know precisely how their websites, content, and applications perform on actual browsers, networks, and mobile devices.

Keynote DeviceAnywhere® is the industry’s leading cloud-based software platform for automated QA testing and monitoring of mobile applications and websites on real smartphones and tablets. DeviceAnywhere is used by over 1,000 mobile enterprises and developers to assure the highest quality experience of their connected mobile users.

Keynote SIGOS® offers active end-to-end Quality of Service (QoS) testing and monitoring solutions for mobile, fixed and VoIP communications. Its SITE and Global Roamer products are used by over 200 network operators, content providers, carriers and regulators in over 100 countries worldwide.

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Keynote’s 4,000 customers represent top Internet and mobile companies and include AT&T, Disney, eBay, E*TRADE, Expedia, Google, Microsoft, SonyEricsson, T-Mobile and Vodafone. Keynote Systems, Inc. is headquartered in San Mateo, California and can be reached at http://www.keynote.com/ or by phone in the U.S. at 1-800-KEYNOTE (1-800-539-6683).

About Thoma Bravo, LLC

Thoma Bravo is a leading private equity investment firm building on a 30+ year history of providing equity and strategic support to experienced management teams and growing companies. The firm applies its own industry consolidation investment strategy and process, which seeks to create value by partnering with a company’s management to improve business operations and make strategic acquisitions that will accelerate growth. Thoma Bravo invests across multiple industries, with a particular focus on application and infrastructure software and financial and business services. The firm currently manages a series of private equity funds representing almost $4 billion of equity commitments. In software, Thoma Bravo has invested in 28 companies that have completed 66 add-on acquisitions to produce total annual earnings of approximately $1.5 billion. For more information, visit www.thomabravo.com.

The trademarks or registered trademarks of Keynote Systems, Inc. in the United States and other countries include Keynote®, DataPulse®, Keynote Customer Experience Rankings®, Perspective®, Keynote Red Alert®, Keynote WebEffective®, The Internet Performance Authority®, MyKeynote®, SIGOS®, SITE®, keynote® The Mobile & Internet Performance Authority™, Keynote FlexUse®, Keynote DeviceAnywhere®, Keynote DeviceAnywhere Test Center®, Keynote DemoAnywhere® and Keynote MonitorAnywhere® All related trademarks, trade names, logos, characters, design and trade dress are trademarks or registered trademarks of Keynote Systems, Inc. in the United States and other countries and may not be used without written permission. All other trademarks are the property of their respective owners. © 2013 Keynote Systems, Inc.

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